                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         FPA MEDICAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FPA MEDICAL MANAGEMENT, INC.
        [LOGO]            3636 NOBEL DRIVE, SUITE 200
                          SAN DIEGO, CALIFORNIA 92122

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 24, 1997

                            ------------------------

     The 1997 Annual Meeting of Stockholders (the "Meeting") of FPA Medical Management, Inc., a Delaware corporation (the "Company"), will be held on July 24, 1997, at 9:00 a.m. Pacific Time, at 3636 Nobel Drive, Suite 200, San Diego, California for the following purposes:

     1. To elect one director to hold office until the Annual Meeting of Stockholders in the year 2000 and until his successor is duly elected and qualified.

     2. To consider and take action upon a proposal to amend the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") (i) to increase (from 5,000 to 15,000) the number of shares of the Company's Common Stock ("Common Stock") that may be purchased pursuant to the automatic grant of an option to each non-employee director following each annual meeting of stockholders of the Company;
        (ii) to increase (from 2,500 to 7,500) the number of shares of Common Stock that may be purchased pursuant to an option automatically granted to any non-employee director who is elected after the date of an annual meeting of stockholders of the Company to fill a vacancy on the Board of Directors; (iii) to grant to each non-employee director annually the option to purchase an additional 2,500 (3,500 if a committee chairperson) shares of Common Stock for each committee of the Board of Directors on which such non-employee director serves; and (iv) to require approval by the Company's stockholders of any amendments or modifications thereto only as required by applicable laws and regulations.

     3. To consider and take action upon a proposal to amend the Company's Amended Omnibus Stock Option Plan (the "Omnibus Plan") (i) to increase from 6,500,000 to 8,500,000 the number of shares of the Company's Common Stock for which options may be granted under the Omnibus Plan; and (ii) to require approval by the Company's stockholders of any amendments or modifications thereto only as required by applicable laws and regulations.

     4. To consider and take action upon a proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997.

     5. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on June 18, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any and all adjournments or postponements thereof.

     Whether or not you expect to attend the Meeting, please complete, date, sign and promptly return the enclosed proxy in the envelope enclosed for your convenience.

                                          By Order of the Board of Directors,

                                      /s/ JAMES A. LEBOVITZ
                                          JAMES A. LEBOVITZ
                                          Secretary

San Diego, California
July 1, 1997

                          FPA MEDICAL MANAGEMENT, INC.
                          3636 NOBEL DRIVE, SUITE 200
                          SAN DIEGO, CALIFORNIA 92122

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JULY 24, 1997

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FPA Medical Management, Inc., a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments or postponements thereof, the "Meeting") which is scheduled to be held on July 24, 1997, at 9:00 a.m. Pacific Time, at 3636 Nobel Drive, Suite 200, San Diego, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing Notice and the enclosed proxy are first being mailed to stockholders on or about July 1, 1997.

     At the Meeting, stockholders will be asked to (i) elect one director to hold office until the Annual Meeting of Stockholders in the year 2000 and until his successor is duly elected and qualified; (ii) amend the Company's 1995 NonEmployee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") to (a) increase (from 5,000 to 15,000) the number of shares of the Company's Common Stock ("Common Stock") that may be purchased pursuant to the automatic grant of an option to each non-employee director following an annual meeting of stockholders of the Company, (b) increase (from 2,500 to 7,500) the number of shares of Common Stock that may be purchased pursuant to an option automatically granted to any non-employee director who is elected after the date of an annual meeting of stockholders of the Company to fill a vacancy on the Board of Directors, (c) grant to each non-employee director the option to purchase an additional 2,500 (3,500 if a committee chairperson) shares of Common Stock for each committee of the Board on which such non-employee director serves and (d) require approval by the Company's stockholders of any amendments or modifications thereto only as required by applicable laws and regulations; (iii) amend the Company's Amended Omnibus Stock Option Plan (the "Omnibus Plan") to
(a) increase from 6,500,000 to 8,500,000 the number of shares of the Company's Common Stock for which options may be granted under the Omnibus Plan and (b) require approval by the Company's stockholders of any amendments or modifications thereto only as required by applicable laws and regulations; (iv) ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997; and (v) transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

     The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted FOR the nominee of the Board of Directors for election as director, FOR the amendments to the Directors' Plan, FOR the amendments to the Omnibus Plan and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of director and will be counted as present for purposes of determining the existence of a quorum. The proposals to amend the Directors' Plan and the Omnibus Plan require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Because abstentions are treated as shares present at the Meeting and entitled to vote, they will have the same effect as a negative vote on the proposals to amend the Directors' Plan and the Omnibus Plan. Broker non-votes are not entitled to vote at the Meeting and therefore will have no effect on the outcome of the proposals to amend the Directors' Plan or the Omnibus Plan.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on June 18, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 30,934,157 shares of Common Stock issued and outstanding and entitled to vote at the Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is classified into three classes. Directors are elected by the stockholders of the Company at each annual meeting of stockholders and serve until the third annual meeting of stockholders following their election and until their successors are elected and qualified or until their earlier removal or resignation. At the Meeting, the stockholders will elect one director to hold office until the annual meeting of stockholders in the year 2000 and until his successor is duly elected and qualified. The nominee of the Board of Directors for election as a director is Dr. Sol Lizerbram. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of the nominee. The nominee has consented to be named and has indicated his intent to serve if elected. If a nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated, the persons named in the enclosed proxy or other substitutes will have discretion and authority to vote for or to refrain from voting for the other nominee in accordance with their judgment. The nominee of the Board of Directors for election as a director, along with those directors continuing in such capacity following the Meeting, together with certain information about them, are listed below. The offices referred to in the table are offices of the Company, unless otherwise indicated.

                                YEAR
                               FIRST
                              BECAME A
            NAME AND AGE      DIRECTOR        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----------------------------  --------     -----------------------------------------------------
NOMINEES FOR THE BOARD OF DIRECTORS:
Dr. Sol Lizerbram, 49          1986        Chairman of the Board since 1986 and President from
                                           1986 until October 31, 1996.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS -- TERMS EXPIRING IN 1998:
Dr. Kevin Ellis, 40            1988        Chief Medical Officer since April 1995; Chief
                                           Operating Officer from 1988 until April 1995.
Dr. Herbert A. Wertheim, 57    1996        Founder, Chairman and Chief Executive Officer, Brain
                                           Power Incorporated, a manufacturer of optical
                                           instruments and chemicals, since 1971. Director,
                                           Bacou USA, Inc. and Trustee, Florida International
                                           University.

                                YEAR
                               FIRST
                              BECAME A
            NAME AND AGE      DIRECTOR        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----------------------------  --------     -----------------------------------------------------
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS -- TERMS EXPIRING IN 1999:
Dr. Seth Flam, 38              1986        Chief Executive Officer since 1986 and President
                                           since November 1, 1996.
Dr. Howard Hassman, 40         1986        Executive Vice President -- Corporate Development
                                           since September 1994; Chief Financial Officer from
                                           1986 to September 1994.
Sheldon Derezin, 49            1995        Managing Partner, Derezin, Breier & Company, a public
                                           accounting firm, since 1982.
Dr. Stephen J. Dresnick, 46    1996        Vice Chairman of the Board since November 1, 1996 and
                                           President and Chief Executive Officer, Sterling
                                           Healthcare Group, Inc. since 1987. Director, Embassy
                                           Acquisition Corp. and Trustee, Florida International
                                           University.

     Pursuant to the terms of the Agreement and Plan of Merger dated May 19, 1996 by and among the Company, Sterling Acquisition Corporation and Sterling Healthcare Group, Inc., Dr. Dresnick and Dr. Wertheim were appointed to the Board of Directors until the dates of the 1999 and 1998 annual meetings of stockholders of the Company, respectively.

     Directors are elected by a plurality of votes of the shares of Common Stock, present or represented at the Meeting and constituting a quorum.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee, a Long Term Strategy Committee and a Nominating Committee. These committees were formed in January 1995 following the Company's initial public offering.

     The Audit Committee, comprising Drs. Wertheim (Chair) and Hassman, and Mr. Derezin, reviews, with the Company's independent auditors, the scope and results of such auditors' engagement, the Company's internal audit function and the adequacy of the Company's management information systems and internal accounting controls. The Audit Committee held one meeting in 1996.

     The Compensation Committee consists of Mr. Derezin (Chair) and Dr. Wertheim. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Omnibus Plan. The Compensation Committee held one meeting in 1996.

     The Long Term Strategy Committee consists of Drs. Flam (Chair), Lizerbram and Michael Feinstein (whose term as a director expires at the Meeting) and is responsible for strategic planning for the Company. The Long Term Strategy Committee held one meeting in 1996.

     The Nominating Committee consists of Drs. Lizerbram (Chair), Ellis and Flam. The Nominating Committee will consider written recommendations from stockholders for nominees for election to the Board of Directors, provided that such recommendations, together with (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, (ii) a description of all arrangements or understandings among the recommending stockholder and each nominee and any other person with respect to such nomination and (iii) the consent of each nominee to serve as a director of the Company if so elected, are received by the Secretary of the Company by, in the case of an annual meeting of stockholders, not later than the date specified in the most recent proxy statement of the Company as the date by which stockholder proposals for consideration at the next annual meeting of stockholders must be received and, in the case of a special meeting of stockholders, not later than the tenth day after the giving of notice of such meeting. The Nominating Committee held one meeting in 1996.

     The Board of Directors held eight meetings in 1996. During 1996, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during his tenure as a director.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any fees for service on the Board of Directors. Non-employee directors currently receive $1,000 per Board of Directors or committee meeting attended. The Company also reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees.

     In addition, under the Company's current Directors' Plan, non-employee directors receive an annual grant of an option to purchase 5,000 shares of Common Stock (following each annual meeting of stockholders) at a price equal to the fair market value of Common Stock on the date the option is granted. A proposal for consideration at the Meeting would increase the number of shares of Common Stock subject to such annual option grants from 5,000 to 15,000. Each option generally expires upon the earlier of twelve months after the optionee ceases to be a director of the Company or ten years after the date of grant. The purpose of the Director's Plan is to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors who owns shares of Common Stock, (iii) each executive officer named in the table under the caption "Executive Compensation" and (iv) all officers and directors as a group.

                                                               SHARES OF           PERCENTAGE
                                                              COMMON STOCK        BENEFICIALLY
             NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIALLY OWNED        OWNED
        -------------------------------------------------  ------------------     ------------
        Sol Lizerbram(2).................................         380,113              1.2%
        Seth Flam........................................         396,175              1.3%
        Howard Hassman (3)...............................         396,600              1.3%
        Kevin Ellis......................................         410,600              1.3%
        Michael Feinstein................................         408,100              1.3%
        Stephen Dresnick (4).............................       1,869,159              6.0%
        Sheldon Derezin..................................          25,500                 *
        Steven Lash......................................         140,692                 *
        Herbert Wertheim.................................         203,894                 *
        Foundation Health Corporation(5).................       4,076,087             13.2%
        All officers and directors as a group (11
          persons).......................................       4,267,383             13.8%

---------------

 *  Less than 1%

(1) Unless otherwise indicated, the address of each of the persons named above is in care of the Company at 3636 Nobel Drive, Suite 200, San Diego, California 92122. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 1, 1997 upon the exercise of options or warrants. Each beneficial owner's number of shares is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 1, 1997 have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such options and warrants. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Shares attributable to Dr. Lizerbram are held by the Lizerbram Family Trust, of which Dr. Lizerbram is Trustee and, together with his wife, the sole beneficiaries.

(3) Shares attributable to Dr. Hassman are held by Hassman, L.P., a limited partnership of which Clinical Partners Medical Group, P.C. is the General Partner, of which Dr. Hassman is the sole shareholder.

(4) Shares attributable to Dr. Dresnick are held by a corporation and a limited partnership in which Dr. Dresnick or a corporation owned by him is the sole stockholder or limited and general partners.

(5) Foundation Health Corporation ("FHC") and the Company entered into a voting agreement as of November 29, 1996 pursuant to which FHC has agreed to vote its shares of Common Stock in accordance with the recommendation of the Board of Directors of the Company as to all matters with respect to which the Board makes a recommendation, except with respect to (a) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Company, or any consolidation or merger involving the Company, or any reclassification or other change of any stock, or any recapitalization of the Company, and (b) any amendment of the Certificate of Incorporation or By-laws of the Company if such amendment would change any of the rights, preferences or privileges of Common Stock. FHC sold all of the shares indicated subsequent to April 1, 1997.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth certain information regarding compensation from the Company which was awarded to, earned by or paid to the Company's Chief Executive Officer and certain of the other most highly compensated executive officers in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                     ANNUAL COMPENSATION                ---------------
                                        ---------------------------------------------       SHARES
                                                                      OTHER ANNUAL        UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)    COMPENSATION($)(2)   OPTIONS/SARS(#)   COMPENSATION($)(3)
-------------------------------  ----   ------------   ---------   ------------------   ---------------   ------------------
Seth Flam......................  1994     $172,500                      $  4,953             50,000            $750,000
  President, Chief Executive     1995      201,000                        18,226             60,000               3,606
  Officer and Director(4)        1996      296,048       800,000          14,727            671,000               1,204
Sol Lizerbram..................  1994      150,000                         7,010             50,000             757,030
  Chairman of the Board of       1995      189,750                        16,214             60,000              16,397
  Directors(5)                   1996      296,048       800,000          22,091            671,000              19,404
Stephen J. Dresnick............  1994      262,000       205,635(6)                         300,000
  Vice Chairman of the Board     1995      325,000       303,349(7)                         252,000
  of Directors and President,    1996      330,208     1,592,859                            722,502(8)          481,250
  Sterling Healthcare Group,
    Inc.
Steven Lash(9).................  1994       68,974                         3,676            269,274                 773
  Executive Vice President       1995      205,000        50,000          11,645             20,000               7,246
  and Chief Financial Officer    1996      257,583       800,000           8,431            437,250             113,125
Howard Hassman.................  1994      150,000                         7,368             50,000             754,941
  Executive Vice President --    1995      174,750                        16,815             60,000               6,566
  Corporate Development and      1996      232,465       800,000          22,150            303,000               7,026
  Director

---------------

(1) Includes compensation accrued for the benefit of Drs. Flam, Lizerbram, Dresnick and Hassman of $68,546, $68,546, $42,706 and $32,965, respectively, and $47,583 for the benefit of Mr. Lash as of December 31, 1996, that was paid in March 1997.

(2) Includes payment by the Company of auto expenses.

(3) Includes a stock dividend received by Drs. Flam, Lizerbram and Hassman, which stock was subsequently redeemed for $750,000. Includes stock received by Mr. Lash in 1996 valued at $106,500 and taxable income resulting from the exercise of non-qualified stock options received by Dr. Dresnick in 1996 in the amount of $481,250. Also includes life and disability insurance premiums paid on behalf of each such officer.

(4) Dr. Flam was elected President effective November 1, 1996.

(5) Dr. Lizerbram served as President until November 1, 1996.

(6) $80,635 of such amount was accrued for Dr. Dresnick's benefit as of December 31, 1994 and paid to Dr. Dresnick in February 1995.

(7) $68,807 of such amount was accrued for Dr. Dresnick's benefit as of December 31, 1995 and paid to Dr. Dresnick in April 1996.

(8) Includes 572,502 options granted by the Company after completion of the merger with Sterling Healthcare Group, Inc. to replace options previously granted to Dr. Dresnick by Sterling Healthcare Group, Inc.

(9) Mr. Lash commenced employment with the Company on September 1, 1994.

STOCK OPTION GRANTS IN 1996

     The following table sets forth information concerning stock options granted to the named executive officers in 1996.

                           OPTION GRANTS DURING 1996

                                                      INDIVIDUAL GRANTS
                      ---------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                                       % OF TOTAL                               RATES OF STOCK PRICE
                         SHARES       OPTIONS/SARS    EXERCISE                 APPRECIATION FOR OPTION
                       UNDERLYING      GRANTED TO     OR BASE                          TERM(3)
                      OPTIONS/SARS     EMPLOYEES       PRICE      EXPIRATION  -------------------------
        NAME          GRANTED(#)(1)   DURING YEAR     ($/SH)(2)     DATE        5%($)         10%($)
--------------------  ------------    ------------    --------    --------    ----------    -----------
Seth Flam...........     100,000(A)       2.26%       $10.8125     3/12/06    $  679,992    $ 1,723,234
                          51,000(B)       1.15         13.7500     7/10/06       440,859      1,117,137
                         120,000(C)       2.72         17.0000     7/26/06     1,282,945      3,251,234
                         400,000(D)       9.05         19.0625    11/29/06     4,795,322     12,152,286
Sol Lizerbram.......     100,000(A)       2.26         10.8125     3/12/06       679,992      1,723,234
                          51,000(B)       1.15         13.7500     7/10/06       440,860      1,117,137
                         120,000(C)       2.72         17.0000     7/26/06     1,282,945      3,251,235
                         400,000(D)       9.05         19.0625    11/29/06     4,785,322     12,152,286
Stephen J.
  Dresnick..........      95,100(E)       2.15         21.2300     9/08/01       308,522        898,266
                          95,100(F)       2.15         14.4600     5/06/07     1,692,236      3,626,956
                           1,902(F)       0.04         13.1400     6/01/00        18,764         26,708
                          95,100(F)       2.15         11.4400     4/03/00     1,082,683      1,457,566
                         285,300(F)       6.46         12.6200    10/31/06     5,374,489     10,690,662
                         150,000(D)       3.39         19.0625    11/29/06     1,796,246      4,557,107
Steven Lash.........      80,000(A)       1.81         10.8125     3/12/06       543,994      1,376,587
                          47,250(B)       1.07         13.7500     7/10/06       408,444      1,034,995
                          60,000(C)       1.36         17.0000     7/26/06       641,473      1,625,617
                         250,000(D)       5.66         19.0625    11/29/06     2,997,076      7,595,179
Howard Hassman......      60,000(A)       1.36         10.8125     3/12/06       407,996      1,033,940
                          45,000(B)       1.02         13.7500     7/10/06       388,993        985,709
                          48,000(C)       1.09         17.0000     7/26/06       513,178      1,300,494
                         150,000(D)       3.39         19.0625    11/20/06     1,798,246      4,557,107

---------------

(1) A. One-fourth of these options vest on each of March 12, 1998, 1999, 2000 and 2001.

      B. One-third of these options vest on each of August 1, 1997, 1998 and 1999.

     C. One-third of these options vest on each of July 26, 1999, 2000 and 2001.

     D. One-tenth of these options vest on each of the first through tenth anniversaries of the date of grant, November 29, 1996, upon achievement of earnings per share targets.

     E. One-half of these options have vested and the balance vest on September 6, 1997.

      F.  These options have vested.

(2) The option exercise price may be paid in shares of Common Stock, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee of the Company's Board of Directors in its discretion.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized should the granted options be exercised immediately prior to their expiration date and assumes the respective rates of appreciation on Common Stock of the Company compound annually until such exercise. These figures make no allowance for any reduction of potential value which may be caused because of the termination of the options following termination of employment, nontransferability or vesting over periods of up to 10 years.

AGGREGATED STOCK OPTION EXERCISES IN 1996 AND STOCK OPTION VALUES AT DECEMBER 31, 1996

     The following tables set forth information concerning the number of stock options granted during 1996 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1996. None of the named executive officers exercised any stock options during 1996.

            OPTION EXERCISES DURING 1996 AND YEAR-END OPTION VALUES

                                                              NUMBERS OF SHARES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY
                                  SHARES                       OPTIONS/SARS AT              OPTIONS/SARS
                                ACQUIRED ON    VALUE            YEAR END (#)             AT YEAR END ($)(1)
                                 EXERCISE     REALIZED   ---------------------------   -----------------------
             NAME                   (#)         (#)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   ----------   ----------
Seth Flam.....................       0           $0         37,000        744,000      $  597,063   $4,614,000
Sol Lizerbram.................       0            0         37,000        744,000         597,063    4,616,000
Stephen J. Dresnick...........       0            0        524,952        197,550       4,171,533      982,376
Steven Lash...................       0            0        131,456        595,068       2,261,332    5,130,052
Howard Hassman................       0            0         37,000        376,000         597,063    2,907,625

---------------

(1) The closing price for Common Stock as reported on the Nasdaq National Market on December 31, 1996 was $22.375. Value is calculated on the basis of the difference, if any, between the option exercise price and $22.375, multiplied by the number of shares of Common Stock issuable upon exercise of the option.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") made all recommendations regarding salaries and incentive compensation for the executive officers during 1996.

     The Committee is composed entirely of outside, nonmanagement directors. No member of the Committee is a former or current officer of the Company. The Committee employed in 1996, and the Committee will employ in 1997, the following policies for determining compensation for the Company's executive officers.

     Goals

     The goals of the Company's compensation program continue to be to attract and retain executive officers, motivate such officers to achieve the Company's business objectives and to contribute to the long-term success of the Company, foster teamwork and reward officers for the achievement of such goals. The Company utilizes salary and performance-based bonuses and stock options to meet these goals.

     Specifically, the Company seeks to:

     - provide rewards which are closely linked to Company, team and individual performance;

     - align the interests of the Company's employees with those of its stockholders; and

     - ensure that compensation and benefits are at levels which enable the Company to attract and retain high-quality employees.

     The Company applies these objectives and policies to most employees through a combination of base salaries, performance-based cash incentive opportunities and stock option grants based upon pre-established revenue and profit targets, significant corporate achievements and other subjective job performance criteria.

     The Company has considered and will continue to consider the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the named executive officers, unless compensation is performance-based. Since any options granted under the Company's stock option plan will meet the requirements for being performance-based, the Company believes that the impact of this section will not be material to the Company. The Company's policy is to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws, while maintaining appropriate flexibility in administration of the Company's overall compensation program.

     Base Salary and Bonus

     Executive officer base salary and individual performance-based bonus awards are determined by reference to Company-wide and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performance and internal earnings and market share targets set before the start of each year. In addition to Company-wide measures of performance, the Company considers those performance factors particular to each executive officer, the performance of the group or groups for which such officer had management responsibility and individual managerial accomplishments.

     The Company relies heavily, but not exclusively, on these quantitative and qualitative measures in setting compensation for all officers and, in particular, the executive officers. The Company also exercises subjective judgment and discretion in light of these measures and in view of the Company's compensation objectives and policies described above to determine base salaries, overall bonus funds and individual bonus awards.

     Stock Options and Stock Grants

     In addition to base salary and bonus, the Company may utilize stock options and stock grants to motivate and retain executive officers. The Company believes that this form of compensation closely aligns the officers' interests with those of stockholders and provides a major incentive to officers in building stockholder value. Options are granted annually and are subject to vesting provisions to encourage officers to remain employed with the Company. During the past fiscal year, each executive officer received stock options in amounts based upon a determination of that officer's relative position, responsibilities, performance during the previous fiscal year and anticipated performance in the upcoming year. The Company also reviews the total holdings of the executive officers and the prior level of grants to the officers and other members of senior management, including the number of shares which continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers.

     Compensation of the Chief Executive Officer

     The Company's approach in establishing Dr. Flam's annual compensation was governed by the Company's overall compensation strategy as discussed above.

     This report was provided by the following members of the Compensation Committee for 1996:

           Sheldon Derezin
           Dr. Herbert Wertheim

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYEE AND CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into employment agreements with Drs. Flam, Lizerbram and Hassman and Mr. Lash as President and Chief Executive Officer; Chairman; Executive Vice President - Corporate Development; and Executive Vice President and Chief Financial Officer, respectively, each effective as of October 1, 1996 and terminating on December 31, 2002, subject to two automatic one-year extensions unless notice by either party is given. Pursuant to these agreements as amended, Drs. Flam, Lizerbram and Hassman and Mr. Lash receive annual base salaries, commencing October 1, 1996, of $425,000, $425,000, $250,000 and
$325,000, respectively. Such salaries will be subject to annual increases after 1997 as determined subjectively by the Compensation Committee of the Company's Board of Directors based on individual performance and the Company's results of operations. In addition, each of the executives will be entitled to a bonus calculated as a percentage of base salary based on pre-established performance targets for each year.

     The employment agreements generally provide that if the executive is terminated other than for cause, the executive is entitled to full salary and benefits through December 31, 2002. In the event of a change in control of the Company, each of the executives will be entitled to payments equal to approximately three times the previous year's base salary and bonus. The employment agreements also provide each of the executives with a car allowance, professional fees, term life insurance, vacation, medical insurance, disability insurance and liability insurance. In addition, each of the employment agreements contains a covenant of the executive not to compete with the Company during employment and for five years thereafter.

     Dr. Dresnick has entered into an employment agreement, terminating on October 31, 1999, pursuant to which he receives an annual base salary of $325,000, which salary is subject to annual increases at the discretion of the Board of Directors of Sterling Healthcare Group, Inc., and an annual bonus based on the net income, before taxes, of Sterling Healthcare Group, Inc. Dr. Dresnick is not entitled to any compensation in the event of a change in control or nonrenewal of his employment agreement upon termination. The employment agreement provides Dr. Dresnick with a car allowance, vacation and medical insurance and contains a covenant of Dr. Dresnick not to compete with Sterling Healthcare Group, Inc. during employment and for two years thereafter.

STOCK PERFORMANCE GRAPH

     The following performance graph compares the performance of Common Stock (the Company is listed on the Nasdaq National Stock Market under the symbol "FPAM") to the Nasdaq Stock Market U.S. Index and the Nasdaq Stock Market Health Services Index (the "Indices") from October 20, 1994, the date of the Company's initial public offering of Common Stock, until December 31, 1996. The graph is based on publicly available information. The graph assumes an investment of $100 in Common Stock and in each of the Indices on October 20, 1994 and assumes reinvestment of dividends.

                                                          Nasdaq Health
                      FPAM           Nasdaq (US)          Service Stocks
                      ----           -----------         ---------------
"10/20/94"            100              100                   100
"12/30/94"            125              98.27                 97.74
"3/31/95"             225              107.13                107.1
"6/30/95"             200              122.54                91.18
"9/29/95"             185              137.3                 107.03
"12/29/95"            187.5            138.97                124.13
"3/19/96"             250              145.46                129.44
"6/28/96"             311.25           157.34                141.1
"9/30/96"             527.5            162.93                140.57
"12/31/96"            447.5            170.92                124.28

                   AMENDMENTS TO 1995 NON-EMPLOYEE DIRECTORS'
                        NON-QUALIFIED STOCK OPTION PLAN

     At the Meeting, a proposal will be presented to the stockholders to approve an amendment to the Directors' Plan to increase "formula" grants to directors and members of committees for full and partial year service, and to require stockholder approval of amendments on modifications to the Directors' Plan only when required by applicable laws or regulations (the "Amendment"). The text of the Amendment is set forth in full at Exhibit A hereto.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS AMENDMENT.

     The proposal to approve the Amendment to the Directors' Plan will become effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting.

INCREASE IN ANNUAL GRANTS TO INCUMBENT DIRECTORS

     The Amendment will increase (from 5,000 to 15,000) the number of shares of Common Stock that may be purchased pursuant to the automatic grant of an option (an "Annual Option") to each non-employee director after an annual meeting of stockholders of the Company. On April 15, 1997, each of Mr. Derezin and Dr. Wertheim were granted, subject to stockholder approval of the Amendment, options to purchase 10,000 shares of Common Stock. As the current non-employee directors of the Company, following the Meeting Mr. Sheldon Derezin and Dr. Herbert A. Wertheim would also each receive an Annual Option to purchase 15,000 shares of Common Stock, subject to the approval of the stockholders of the Amendment.

INCREASE IN ANNUAL GRANTS TO NON-INCUMBENT DIRECTORS

     The Amendment will increase (from 2,500 to 7,500) the number of shares of Common Stock that may be purchased pursuant to the automatic grant of an option to each non-employee director elected after an annual meeting of stockholders of the Company to fill a vacancy on the Board of Directors.

     The event of future vacancies on the Board of Directors, if any, is not determinable. As a result, the benefits and amounts that may be received by non-employee directors elected to fill such vacancies are not presently identifiable.

ANNUAL GRANTS FOR COMMITTEE SERVICE

     The Amendment provides for the grant to each non-employee director of an option (a "Committee Option") to purchase an additional 2,500 (3,500 if a committee chairperson) shares of Common Stock for each committee of the Board of Directors on which such non-employee director serves.

     The Committee Options would be granted following each annual meeting of stockholders with an exercise price equal to the fair market value of Common Stock on the date any such option is granted. Each Committee Option generally would expire upon the earlier of from one month to twelve months after the optionee ceases to be a director of the Company, depending upon the circumstances, or ten years after the date of grant.

     On April 15, 1997, each of Mr. Derezin and Dr. Wertheim were granted, subject to stockholder approval of the Amendment, options to purchase 6,000 shares of Common Stock. As the current non-employee directors of the Board of Directors, Mr. Derezin would also receive Committee Options to purchase 6,000 shares of Common Stock for the one committee for which he is a member and the one committee for which he is a chairperson and Dr. Wertheim would also receive Committee Options to purchase 6,000 shares of Common Stock for the one committee for which he is a member and the one committee for which he is a chairperson.

STOCKHOLDER APPROVAL OF AMENDMENTS AND MODIFICATIONS

     Currently, the Directors' Plan requires stockholder approval for any plan amendment that (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Directors' Plan, (ii) materially modifies the requirements as to eligibility to participate in the Directors' Plan, or (iii) materially increases the benefits accruing to non-employee directors under the Directors' Plan. These provisions were originally included in the Directors' Plan in order to satisfy certain conditions for an exemption then available under Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "1934 Act") with respect to application of the short-swing profit recovery rules of the 1934 Act to grants of options or awards under the Directors' Plan. In light of subsequent amendments to Rule 16b-3, such provisions are no longer necessary to satisfy an exemption under the 1934 Act.

     Pursuant to the Amendment, stockholder approval for any amendment to the Directors' Plan would be solicited only as required to comply with applicable laws or regulations such as the regulations of the Nasdaq National Stock Market or for tax purposes under the Internal Revenue Code of 1986, as amended.

GENERAL DESCRIPTION

     The Directors' Plan was approved by the stockholders of the Company on July 13, 1995. The purpose of the Directors' Plan is to enable the Company to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's stockholders. The options granted under the Directors' Plan are nonqualified stock options. The Plan is administered by the Board of Directors and the maximum aggregate number of shares that may be issued under the Plan, subject to certain limited exceptions, is 200,000 shares of Common Stock.

     The amended Directors' Plan provides that, under the terms of the amended Directors' Plan, the option exercise price shall be the fair market value of the underlying stock on the date of the grant and the option expires upon the earlier of from one month to twelve months after a director's termination of service, depending upon the circumstances, or ten years from the date of grant. The Company has undertaken not to "re-price" any options once granted under the Directors' Plan due to changes in market price for the Common Stock. Options granted pursuant to the Director's Plan generally become exercisable on the first anniversary of the date of the grant. On April 1, 1997, the closing price of Common Stock on the Nasdaq National Market was $19.81. On April 1, 1997, the Company had two non-employee directors, both of whom were eligible to receive options under the Directors' Plan.

     Under the Directors' Plan, the price payable upon exercise of options may be paid in cash or check acceptable to the Company, or by any other consideration as the Board of Directors deems acceptable. The exercise price may also be paid in shares of Common Stock duly owned by the optionee and having a fair market value equal to the option price on the date of exercise.

     At April 1, 1997, options to purchase 25,000 shares of Common Stock pursuant to the Directors' Plan were outstanding, and options to purchase 5,000 shares had been exercised. Options are typically granted on an automatic, non-discretionary basis to each non-employee director for service on the Board of Directors. If the proposal noted above regarding committee service is approved, such grants will also be made for service by non-employee directors on committees of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     Non-Qualified Stock Options. The grant by the Company of a non-qualified stock option to a non-employee director for service to the Company is not a taxable event to the optionee. Generally, such an optionee will recognize ordinary income on the date option shares are issued pursuant to an exercise of the option in an amount equal to the "spread" (the excess of the fair market value of the shares on the date of exercise date over the exercise price). Any further gain or loss on disposition of the shares may be capital gain or loss if the shares are held by the optionee as a capital asset.

     The Company will be entitled to deduct for federal income tax purposes any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., payment payable upon a change of control of the Company that is in excess of reasonable compensation).

                 AMENDMENT TO AMENDED OMNIBUS STOCK OPTION PLAN

     At the Meeting, a proposal will be presented to the stockholders to approve an amendment to the Omnibus Plan (i) to increase from 6,500,000 to 8,500,000 the number of shares of the Company's Common Stock for which options may be granted under the Omnibus Plan and (ii) to require stockholder approval of any amendments or modifications to the Omnibus Plan only as required by applicable laws or regulations. The Omnibus Plan was approved by the stockholders of the Company on March 4, 1994 and amended by the stockholders on September 21, 1994, July 13, 1995, June 6, 1996, October 31, 1996 and March 17, 1997. The text of the proposed amendment to the Omnibus Plan is set forth in full at Exhibit B hereto.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS AMENDMENT.

     The proposal to approve the amendment to the Omnibus Plan will become effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting.

     Currently, the Omnibus Plan requires stockholder approval for any plan amendment that (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Omnibus Plan, (ii) materially modifies the requirements as to eligibility to participate in the Omnibus Plan, or (iii) materially increases the benefits accruing to participants under the Omnibus Plan. These provisions were originally included in the Omnibus Plan in order to satisfy certain conditions for an exemption then available under Rule 16b-3 with respect to application of the short-swing profit recovery rules of the 1934 Act to certain grants of options or awards under the Omnibus Plan. In light of subsequent amendments to Rule 16b-3, such provisions are no longer necessary to satisfy the terms of an exemption under the 1934 Act.

     Pursuant to the amendment, stockholder approval for any amendments to the Omnibus Plan will be obtained only as required to comply with applicable laws or regulations such as the regulations of the Nasdaq National Stock Market or for tax purposes under the Internal Revenue Code of 1986, as amended.

     The purpose of the Omnibus Plan is to enable the Company to attract, retain and reward employees and directors of, and consultants to, the Company and to strengthen the mutuality of interests between such persons and the Company's stockholders. The Omnibus Plan is administered by the Compensation Committee of the Board of Directors which committee consists of two or more members, all of whom are "non-employee directors" for purposes of Rule 16b-3.

     Under the amended Omnibus Plan, options to purchase up to 8,500,000 shares of Common Stock may be granted to employees and directors of, and consultants to, the Company and certain of its subsidiaries. The Omnibus Plan provides for the grant of both incentive stock options (options that satisfy the requirements of Section 422 of the Internal Revenue Code) and nonqualified options. Under the terms of the amended Omnibus Plan, the option exercise price may not be less than the fair market value of the underlying stock at the time the option is granted and the option expires upon the earlier of from one month to twelve months after the employee's termination, depending upon the circumstances, an expiration date fixed by the Compensation Committee and set forth in each individual option agreement, or ten years from the date of grant. Options granted pursuant to the Omnibus Plan will be exercisable at such times as the Compensation Committee shall determine. The Company has undertaken not to "re-price" any options once granted under the Omnibus Plan due to changes in market price for the Common Stock. On April 1,1997, the closing price of Common Stock on the Nasdaq National Market was $19.81. On April 1, 1997, the Company had approximately 4,000 employees, all of whom were eligible to receive options under the Omnibus Plan.

     Under the amended Omnibus Plan, the price payable upon exercise of options may be paid in cash or check acceptable to the Company, or by any other consideration as the Committee deems acceptable. The exercise price may also be paid in shares of Common Stock duly owned by the optionee having a fair market value equal to the option price on the date of exercise.

     At April 1, 1997, options to purchase 5,860,059 shares of Common Stock pursuant to the Omnibus Plan were outstanding, and options to purchase 309,388 shares had been exercised. The individuals who receive options and the number of shares of Common Stock included in each grant are within the discretion of the Compensation Committee. Certain information regarding grants that were made under the Omnibus Plan since January 1, 1996 are shown below:

                                                                         SECURITIES UNDERLYING
                                                                            OPTIONS GRANTED
                            NAME OR GROUP                                SINCE JANUARY 1, 1996
---------------------------------------------------------------------    ---------------------
Dr. Seth Flam........................................................            671,250
Dr. Sol Lizerbram....................................................            671,250
Dr. Stephen J. Dresnick..............................................            722,502
Steven M. Lash.......................................................            437,250
Dr. Howard Hassman...................................................            303,250
Executive Officers (as a group)......................................          3,345,252
Non-Executive Officers (as a group)..................................                -0-
Directors and Nominees for Election as Directors.....................          2,817,853
Associates of Directors, Nominees or Executive Officers (as a
  group).............................................................                -0-
Persons Who Received or Are to Receive 5% of Options.................          3,108,752
Other Employees......................................................          1,308,969

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. It is intended that certain options granted under the Omnibus Plan will qualify as "incentive stock options" to the degree possible under the Code. This means that the optionee will not realize taxable income upon the grant or exercise of the option. However, any excess of the fair market value of the option stock on the date of exercise over the option price will constitute an item of tax preference for purposes of the alternative minimum tax and may cause the optionee to incur a liability for such tax in the year of exercise.

     If the optionee holds the stock purchased on exercise of the option until at least (a) one year after it is purchased and (b) two years after the option is granted, any profit or loss recognized on disposition of the stock will be treated as a long-term capital gain or loss. If, however, the optionee disposes of the stock within either the one or two-year period, the optionee generally will be required to include in ordinary taxable income upon disposition of the stock an amount equal to the lesser of (a) the amount, if any, by which the fair market value of such stock on the date the option was exercised exceeded the option price, or (b) the amount, if any, by which the amount realized from such disposition exceeds the option price; any additional gain would be long-term or short-term capital gain, depending upon how long the stock was held. But, for certain dispositions of stock made within either the one or two-year period by way of gift or by way of sale to a person or entity related to the optionee, the optionee may be required to include in ordinary taxable income the full amount described in (a), regardless of the amount realized from such disposition.

     The one and two-year requirements do not apply to the disposition of stock after an optionee's death by (a) the optionee's estate or (b) a person who acquires the right to exercise the option by reason of the optionee's death. In such cases, the stock may be disposed of any time after receipt and receive preferential tax treatment subject to the general holding period rules for capital gains.

     Options granted under the Omnibus Plan may be exercised by the transfer to the Company of shares of Common Stock with a fair market value equal to the option's exercise price. If the optionee transfers incentive stock option shares to the Company before both the one and two-year holding periods have expired, the transfer will be treated as a disposition of such shares with the tax consequences described above. If the shares so transferred are not incentive stock option shares or, if they are such shares and both the one and two-year periods have expired, such transfer to the Company will not be a taxable event.

     Generally, the Company will not be entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. If, however, the optionee disposes of stock acquired upon exercise of such an option before the one and two-year periods have expired, the Company will be entitled to deduct, when the optionee disposes of the stock, any amount the optionee is required to include in ordinary taxable income.

     Non-Qualified Stock Options. As discussed above with respect to the Directors' Plan, the grant by the Company of non-qualified stock options to persons serving the Company is not a taxable event to the optionee. Generally, an optionee recognizes ordinary income on the date option shares are issued pursuant to the exercise of the option in an amount equal to the "spread" (the excess of the fair market value of the shares on that date over the exercise price). Any further gain or loss on disposition of the shares will be capital gain or loss if the shares are held by the optionee as a capital asset.

     The Company will be entitled to deduct for federal income tax purposes any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., payment payable upon a change of control of the Company that is in excess of reasonable compensation).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the directors, certain officers of the Company and beneficial owners of more than ten percent of Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and the representations made by such persons to the Company, the Company believes that during the last fiscal year its directors, officers and ten percent beneficial owners complied with all reporting requirements under Section 16(a) of the 1934 Act.

                              CERTAIN TRANSACTIONS

     Dr. Samuel Lizerbram, the brother of Dr. Sol Lizerbram, and Dr. Joseph Hassman, the father of Dr. Howard Hassman, are the President and a member of the Board of Directors, respectively, of the Greater Delaware Valley Independent Physicians Association, Inc., a group of approximately 400 physicians providing services for the Company's affiliated professional corporations in Pennsylvania and New Jersey. Dr. Joseph Hassman is a non-shareholder physician with PrimeCare, Inc. a majority-owned subsidiary of the Company, and, as such, received certain options in connection with the Company's acquisition of PrimeCare, Inc.

     Effective October 1, 1996, one of the Company's affiliated professional corporations and the Company acquired substantially all of the assets and assumed certain liabilities of Family Practice Associates of San Diego, an Osteopathic Corporation ("FPASD"), for aggregate consideration of approximately $4,200,000. FPASD is owned by Drs. Flam, Lizerbram, Hassman, Feinstein and Ellis. The purchase price was supported by an independent valuation and approved by a committee of the independent directors of the Company. During 1995, FPA entered into a loan agreement with FPASD under which FPASD was permitted to borrow a maximum of $650,000 for working capital purposes. This loan replaced a previous loan with a maximum balance of $155,000. At December 31, 1995 and 1996, the balance was $300,086 and $0, respectively.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Deloitte & Touche LLP has been selected by the management of the Company to continue as its independent auditors for the fiscal year ending December 31, 1997. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 1996 included the examination of the Company's consolidated financial statements, timely interim reviews with limited procedures of quarterly reports, third party review, services related to filings with the Securities and Exchange Commission and consultation on various tax matters. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. In the event stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current year, such appointment will be considered by the Audit Committee and the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                 OTHER MATTERS

     Management does not know of any matters other than those referred to in this Proxy Statement that may come before the Meeting. However, if any other matters should properly come before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the annual meeting of stockholders in 1998 must be received by the Secretary of the Company at the Company's principal office in San Diego, California, prior to March 1, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals must be in writing and sent via registered, certified or express mail. Facsimile or other forms of electronic submissions will not be accepted.

                         EXPENSES OF PROXY SOLICITATION

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or its subsidiaries may solicit proxies by written communication, telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                      /s/ JAMES A. LEBOVITZ
                                          JAMES A. LEBOVITZ
                                          Secretary

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                                                       EXHIBIT A

      AMENDMENT TO NON-EMPLOYEE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     (i) The second sentence of Section 6.2 of the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, as amended, will be amended to read in full as follows:

     Thereafter, for as long as the Plan remains in effect, each Director(1) shall automatically be granted Stock Options on the thirteenth trading day after the date of the annual meeting of stockholders of the Company to purchase 15,000 shares of Common Stock; provided, however, that an individual who ceases to be a Director on such date shall not be entitled to receive any Stock Options.

     (ii) The third sentence of Section 6.2 of the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, as amended, will be amended to read in full as follows:

     If a new Director is elected after the date of the annual meeting of stockholders to fill a vacancy on the Board, such new Director shall automatically be granted Stock Options for 7,500 shares of Common Stock on the date of such election.

     (iii) Section 6.2 of the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, as amended, will be amended by adding as the last sentence thereto the following:

     Each Director shall automatically be granted Stock Options on the thirteenth trading day after the date of the annual meeting of stockholders of the Company to purchase (1) 2,500 shares of Common Stock for each committee upon which he/she serves as a member and (2) 3,500 shares of Common Stock for each committee upon which he/she serves as chairperson.

     (iv) Section 7.1 of the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, as amended, will be amended to read in full as follows:

     7.1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Director with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Director and, provided further, that no amendment may be made without the approval of the Company's stockholders if such stockholder approval is required by applicable laws or regulations.

---------------

     1The term "Director" as defined in the 1995 Non-Employee Directors' Non-Qualified Stock Option Plan means any individual who is a member of the Board who is not otherwise an officer or employee of the Company's subsidiaries for a period of at least one year prior to the date of the grant of any Stock Option pursuant to the Plan.

                                                                       EXHIBIT B

                     AMENDMENT TO OMNIBUS STOCK OPTION PLAN

     (i) Section 7.1 of the Company's Omnibus Stock Option Plan, as amended, will be amended to read in full as follows:

     7.1 Termination or Amendment of the Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, that no amendment may be made without the approval of the Company's stockholders if such stockholder approval is required by applicable laws or regulations.

     (ii) Section 4.1 of the Company's Omnibus Stock Option Plan, as amended, will be amended to read in full as follows:

     4.1 Shares. The maximum aggregate number of shares of Common Stock which may be issued under the Plan shall be 8,500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

                          FPA MEDICAL MANAGEMENT, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            JULY 24, 1997, 9:00 A.M.

The undersigned hereby appoints Dr. Seth Flam, Steven Lash and James A. Lebovitz and or any of them, each with full power of substitution, as the lawful proxies and agents of the undersigned with full power to vote, as designated below, all of the shares of Common Stock of FPA Medical Management, Inc. ("FPA") that the undersigned would, if personally present, be entitled to vote at the Annual Meeting of Stockholders of FPA to be held at 9:00 a.m. Pacific Daylight Time on July 24, 1997, and at any adjournments or postponements thereof:

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                         FOR   WITHHOLD AUTHORITY
1. Election of Director  [ ]           [ ]        Election of Dr. Sol Lizerbram
                                                  as a Director to serve until
                                                  the Annual Meeting of
                                                  Stockholders in 2000 and
                                                  until his successor is duly
                                                  elected and qualified.

                                                         FOR   AGAINST   ABSTAIN
2. Approval and adoption of the proposed amendment to    [ ]     [ ]       [ ]
   the FPA 1995 Non-Employee Directors' Non-Qualified
   Stock Option Plan (i) to increase the number of shares of Common Stock that may be purchased pursuant to the automatic grant of an option to each non-employee director following each annual meeting of stockholders; (ii) to increase the number of shares of Common Stock that may be purchased pursuant to an option automatically granted to any non-employee director who is elected after the date of an annual meeting of stockholders to fill a vacancy on the Board of Directors; (iii) to grant to each non-employee director annually the option to purchase additional shares of Common
   Stock for each committee of the Board on which such non-employee director serves; and (iv) to require approval by the FPA stockholders of any amendments or modifications thereto only as required by applicable laws and regulations.

3. Proposed amendment to the FPA Amended Omnibus Stock   [ ]     [ ]       [ ]
   Option Plan (i) to increase the number of shares of the Company's Common Stock for which options may be granted under the Omnibus Plan; and (ii) to require approval by the FPA stockholders of any amendments or modifications thereto only as required by applicable laws and regulations.

4. Proposal to ratify the selection of Deloitte &        [ ]     [ ]       [ ]
   Touche LLP as independent auditors for the year ending December 31, 1997.

5. The undersigned confers upon the proxies discretion to act upon all other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ABOVE FOUR PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement relating to the meeting. Please sign your name or names exactly as the name or names appear hereon. All joint owners should sign. Trustees, executors, administrators and other acting in representative capacities should indicate the capacity in which they are signing. If a corporation, sign in full corporate name by authorized offer.
If a partnership, sign in partnership name by authorized person.

SIGNATURE(S) _______________________________________ DATED: _____________, 1997

Please date and sign your proxy and return it promptly whether or not you plan to attend the Special Meeting. If you do attend, you may still vote in person if you desire.